UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2010
Date of report (date of earliest event reported)

Apollo Solar Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-12122	84-0601802
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

No. 485 Tengfei Third,
Shuangliu Southwest Airport Economic Development Zone
Shuangliu, Chengdu
People’s Republic of China, 610207
(Address of principal executive offices)(Zip Code)

+86 755 2580 1888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events

As previously disclosed, Apollo Solar Energy, Inc. (the “Company”) entered into that certain Common Stock Purchase Agreement by and between the Company and Bengbu Glass Industry Design Institute (“Bengbu”), dated as of November 20, 2009, as amended by that certain Amendment No. 1, dated January 20, 2010 (the “Bengbu Agreement”).  Under the terms of the Bengbu Agreement, Bengbu has agreed to purchase 9,000,000 shares of the Company’s common stock for an aggregate purchase price of US$9,000,000.

In accordance with the terms of the Bengbu Agreement, the closing of the private placement with Bengbu was expected to take place by March 31, 2010, following Bengbu’s receipt of certain governmental authorizations from the People’s Republic of China.  As of March 31, 2010, the parties to the Bengbu Agreement were still working to obtain such government authorizations necessary to complete the transaction.  There can be no assurance that the transaction will be completed on the proposed terms or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO SOLAR ENERGY, INC.

Dated: April 5, 2010
By:	/s/ Renyi Hou
Renyi Hou
Chief Executive Officer